Exhibit 32.1
Certification of Periodic Report
Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Renaissance Learning, Inc. (the “Company”), hereby certifies that, to the undersigned’s knowledge:
(1)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 5, 2007

/s/ Terrance D. Paul
Name:	Terrance D. Paul
Title:	Chief Executive Officer

THIS WRITTEN STATEMENT ACCOMPANIES THIS REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED TO BE FILED BY THE COMPANY FOR PURPOSES OF THE SECURITIES EXCHANGE ACT OF 1934.